UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 16, 2023, SmartStop Self Storage REIT, Inc. (the “Company”), through eight of its wholly-owned Canadian subsidiaries (the “Borrowers”), entered into a term loan (the "Canadian Term Loan") with affiliates of QuadReal Finance LP (“QuadReal”). The Canadian Term Loan has an aggregate borrowing capacity of $110 million CAD and is secured by the eight properties owned by the Borrowers (the “Secured Properties”). Previously, the Secured Properties were included in the borrowing base of the Company’s current credit facility with KeyBank, National Association, as administrative agent (the “Credit Facility”). The net proceeds of approximately $110 million CAD from the Canadian Term Loan were used to pay down the revolving portion of the Credit Facility, and accordingly, the Secured Properties were released from the borrowing base of the Credit Facility.

The Canadian Term Loan has a maturity date of November 16, 2028, and carries a fixed interest rate for the term of the loan of 6.41%. The first two years of the Canadian Term Loan are interest only, after which it requires monthly amortizing payments based on a 25-year amortization schedule. If the Canadian Term Loan is prepaid prior to the third anniversary, the Company must make a yield maintenance payment. After the third anniversary, any prepayment of the loan is subject to an exit fee, which is equal to a percentage of the then outstanding principal amount, as follows: (i) 100 bps if the prepayment occurs between the third and fourth anniversaries; and (ii) 75 bps if the prepayment occurs after the fourth anniversary. The Company provided an indemnity in favor of QuadReal for certain environmental matters and pursuant to which the Company also provided a non-recourse carveout guaranty.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: November 21, 2023	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer